UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 11, 2018

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-3034	XCEL ENERGY INC.	41-0448030
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02     Results of Operations and Financial Condition.

To the extent the information in Item 7.01 relates to the fiscal year ended Dec. 31, 2017, such information is incorporated by reference into this Item 2.02.

Item 7.01     Regulation FD Disclosure.

Background
On Dec. 22, 2017, the Tax Cuts and Jobs Act (TCJA) was signed by the President, which enacted significant changes to the Internal Revenue Code. The TCJA includes, among other things, a reduction in the maximum U.S. federal corporate income tax rate from 35 percent to 21 percent. In its final form, the TCJA recognizes the unique nature of public utilities and contains certain provisions specific to the industry, including the continuation of certain interest expense deductibility and relief from 100 percent expensing of capital investments.

Summary of Expected Tax Reform Impacts on Xcel Energy Inc. and its Subsidiaries (collectively, Xcel Energy)

•	Beneficial to our customers;

•	Mildly accretive to Xcel Energy’s long-term earnings. Lower deferred tax liabilities will increase rate base, offsetting higher after-tax financing costs;

•	Negative impact on cash flow from operations and credit metrics, depending on regulatory actions;

•	Xcel Energy expects to be able to offset the impact of a lower tax shield on debt at the holding company and reaffirms its 2018 GAAP and ongoing earnings guidance of $2.37 to $2.47 per share; and

•	Xcel Energy reaffirms its annual long-term earnings per share growth rate objective of 5 percent to 6 percent and dividend growth rate objective of 5 percent to 7 percent.

Estimated Impacts of Tax Reform
Although we are currently evaluating the precise impacts of the new legislation, a preliminary summary and/or estimated impacts of the TCJA on Xcel Energy is as follows:

•	Decreases revenue requirements by approximately $400 million;

•	Reduces holding company interest expense deductibility by approximately $20 million in 2018, negatively impacting earnings;

•	Increases rate base growth for the same level of expected capital expenditures due to lower forecasted deferred tax liabilities;

•
Requires the revaluation of federal deferred tax assets and liabilities using the new lower tax rate. The majority of the revaluation relates to regulated utility activities and results in the recording of regulatory assets and liabilities, with no estimated income statement impact. On a consolidated basis, the revaluation is expected to result in an estimated one-time, non-cash, income tax expense of approximately $65 million to $85 million in 2017;

•
Changes in taxable income are expected to create a valuation allowance for previously earned state income tax credits, resulting in a one-time, non-cash, income tax expense of approximately $3 million to $5 million in 2017; and

•
The impact on each operating company’s earnings, cash flow and credit metrics is subject to the regulatory actions of our respective state commissions and the Federal Energy Regulatory Commission (FERC).

Potential Regulatory Options
The timing of revenue adjustments for both return of excess deferred taxes and the lower tax rate are subject to regulatory actions in each of the eight states in which we operate our regulated utilities, as well as the FERC. Several states have opened dockets on the impact of tax reform. In addition, Xcel Energy has open rate cases and resource acquisition dockets pending in several states that may be impacted.

Xcel Energy plans to work directly with its regulators to determine the appropriate path forward in each jurisdiction. Potential regulatory options that may be appropriate to consider either as alternatives to or in a combination with flowing back the lower revenue requirements through rates include, but are not limited to:

•	Accelerating depreciation or amortization for selected assets or asset classes;

•	Increasing authorized equity ratios at the operating company level;

•	Increasing or modifying capital investments;

•	Avoiding or deferring future rate cases; and

•	Funding of certain long-dated obligations.

Xcel Energy believes that higher authorized operating company equity ratios and/or accelerated depreciation/amortization can preserve operating company credit metrics.

Revaluation of Deferred Tax Assets & Liabilities
Xcel Energy is required to revalue its deferred tax assets and liabilities, including U.S. federal income tax net operating losses, as of the enactment date of the TCJA. Most of Xcel Energy’s deferred tax assets and liabilities are held at its regulated utility subsidiaries and are predominantly subject to a normalization method of accounting. As a result, the revaluation of most of the utility subsidiaries’ net deferred taxes is expected to result in the establishment of regulatory liabilities which would be refundable to utility customers over the remaining life of the related assets.

As of Sept. 30, 2017, the net deferred tax liability associated with Xcel Energy’s regulated operations was approximately $8 billion, which results in an estimated excess deferred tax regulatory liability of approximately $3 billion that would be amortized over an estimated weighted average period of approximately 30 years.

Revaluation of certain deferred tax assets/liabilities and federal net operating losses that are not associated with the regulated utility subsidiaries of Xcel Energy Inc. are expected to result in an estimated one-time, non-cash, income tax expense of approximately $65 million to $85 million, which would be excluded from Xcel Energy’s 2017 ongoing earnings.

Estimated amounts included herein are based on the best information currently available. Due in part to the complexities and regulatory uncertainties associated with the TCJA, current estimates may be revised and are subject to change.

Certain information discussed in this Current Report on Form 8-K is forward-looking information that involves risks, uncertainties and assumptions. Forward-looking information includes, among other information, our 2018 earnings per share guidance, the TCJA’s impact to customers, rate base, valuation of deferred tax assets and liabilities, cash flow, credit metrics, long-term earnings per share and dividend growth rate, and potential regulatory options, as well as assumptions and other statements identified in this document by the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “preliminary,” “should,” “will,” “would” and similar expressions. Although Xcel Energy believes that its expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Factors, in addition to those discussed in Xcel Energy’s Annual Report on Form 10-K for the year ended Dec. 31, 2016, and subsequent securities filings, that could cause actual results to differ materially include: general economic conditions, including inflation rates, monetary fluctuations and their impact on capital expenditures and the ability of Xcel Energy Inc. and its subsidiaries (collectively, Xcel Energy) to obtain financing on favorable terms; business conditions in the energy industry, including the risk of a slow down in the U.S. economy or delay in growth, recovery, trade, fiscal, taxation and environmental policies in areas where Xcel Energy has a financial interest; customer business conditions; actions of credit rating agencies; competitive factors, including the extent and timing of the entry of additional competition in the markets served by Xcel Energy Inc. and its subsidiaries; unusual weather; effects of geopolitical events, including war and acts of terrorism; cyber security threats and data security breaches; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rates or have an impact on asset operation or ownership or impose environmental compliance conditions; structures that affect the speed and degree to which competition enters the electric and natural gas markets; costs and other effects of legal and administrative proceedings, settlements, investigations and claims; financial or regulatory accounting policies imposed by regulatory bodies; outcomes of regulatory proceedings; availability or cost of capital; and employee workforce factors. Forward-looking statements speak only as of the date they are made, and Xcel Energy expressly disclaims any obligation to update any forward-looking information.
Ongoing earnings is a financial measure not recognized under GAAP.  Xcel Energy’s management believes that ongoing earnings reflects management’s performance in operating the company and provides a meaningful representation of the performance of Xcel Energy’s core business.  In addition, management uses ongoing earnings internally for financial planning and analysis, for reporting of results to the Board of Directors and when communicating its earnings outlook to analysts and investors. This non-GAAP financial measure should not be considered an alternative to those calculated and reported in accordance with GAAP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jan. 11, 2018	Xcel Energy Inc. (a Minnesota corporation)

By:	/s/ ROBERT C. FRENZEL
Robert C. Frenzel
Executive Vice President, Chief Financial Officer